INDIVIDUAL EMPLOYMENT CONTRACT FOR AN INDEFINITE PERIOD

INDIVIDUAL EMPLOYMENT CONTRACT FOR AN INDEFINITE PERIOD ENTERED INTO BY AND BETWEEN **ONIVA SILVER & GOLD MINES, S.A DE C.V.**, REPRESENTED HEREIN BY **DAVID WOLFIN**, HEREINAFTER THE "**EMPLOYER**", ON THE ONE HAND, AND **JOSÉ CARLOS RODRÍGUEZ MORENO**, HEREINAFTER THE "**EMPLOYEE**", ON THE OTHER, IN ACCORDANCE WITH THE FOLLOWING:

REPRESENTATIONS

a) The "**EMPLOYER**" represents that:

I. It is a corporation incorporated in accordance with the laws of Mexico, as evidenced in public document number eight zero six four one, volume five nine one, dated on July the seventeenth, two thousand and six, granted before Pedro del Paso Regaert, Notary Public Number Sixty-five for the Federal District, registered under the name of ONIVA SILVER & GOLD MINES, S.A. DE C.V.

II. JOSÉ CARLOS RODRÍGUEZ MORENO has sufficient powers to represent ONIVA SILVER & GOLD MINES, S.A. DE C.V., whose address is Alonso de Pacheco No. 300, Colonia Nueva Vizcaya, Durango, and that it requires the services of a properly qualified person to perform the tasks specified hereinafter.

b) The "**EMPLOYEE**" represents that:

I. His name is as stated in this exhibit's header and represents the following:

- Nationality: Mexican
- Age: 54 years old
- Unique Citizen's Number: ROMC591104HSRDRR05
- Tax Number: ROMC591104H41
- Social Security Number: 24785905258

II. His address is Avenida Jaralillo No. 229, Fracc. Colinas de Saltito, Durango, Durango, Mexico, and that if he does not notify the "**EMPLOYER**" in writing if he changes his address, the aforementioned address shall be that to which all notices and correspondence shall be sent.

III. He does not render independent or subordinate services to any person other than the "**EMPLOYER**".

IV. He has sufficient qualifications, know-how and experience to render personal services to the "**EMPLOYER**" as Operations Director, under the terms hereof and the exhibits hereto.

V. He has no illness or disability that prevents him from doing the job for which he is being hired.

ONIVA SILVER & GOLD MINES, S.A. DE C.V.
R.F.C.: OS&-060717-LE8
ALONSO DE PACHECO No. 300
COL. NUEVA VIZCAYA
DURANGO, DGO.

ONIVA SILVER & GOLD MINES, S.A. DE C.V.
R.F.C.: OS&-060717-LE8
ALONSO DE PACHECO No. 300
COL. NUEVA VIZCAYA
DURANGO, DGO.

c) The "**PARTIES**" declare that:

I. There has been no error or vitiated consent in the execution of the Contract and that they are acquainted with its extent and that each recognizes the capacity with which the other appears.

II. For the purpose hereof, the internal working regulations that shall govern the association between the "**EMPLOYER**" and the "**EMPLOYEE**", registered with the state conciliation and arbitration board, shall be referred to as the "Regulations".

In view of the foregoing, the parties submit themselves to the following:

CLAUSES

ONE. The "**EMPLOYEE** represents that he is suitably qualified to be appointed to the position of Mining Operations Director, in accordance with the conditions agreed with the "**EMPLOYER**".

TWO. The "**EMPLOYEE**" represents that he is acquainted with the nature and conditions of the position referred to in the preceding clause, and that he has the ability, experience and know-how to discharge his functions. His obligations shall be those inherent to the position.

The functions of the "**EMPLOYEE**" shall include, but not be limited to:

1. Planning, directing and organizing the production of goods or mining or minerals.
2. Ensuring that resources are used rationally and that all quantitative production standards are met.
3. Supervising expenses.
4. Introducing and supervising administrative and production procedures.

In addition to the above functions, the "**EMPLOYEE**" shall perform any task considered necessary or related to his position.

The term of the Contract shall be **indefinite**, as established in Articles 35 and 39 of the Federal Labor Act (*Ley Federal del Trabajo*).

THREE. The "**EMPLOYEE**" undertakes to perform his tasks with all due care and diligence. The "**EMPLOYEE**" shall work at Alonso de Pacheco No. 300, Colonia Nueva Vizcaya, Durango, on the understanding that the "**EMPLOYER**" may change his position or place of work at any time to any of its other premises, without his salary being affected.

FOUR. The "**EMPLOYEE**" undertakes to perform the tasks that the "**EMPLOYER**" or its representatives entrust to him and those referred to in Clauses One and Two above, and to submit the daily, weekly and monthly reports that the "**EMPLOYER**" requires. The "**EMPLOYEE**" shall also supervise and monitor his own staff.

FIVE. The "**EMPLOYEE**" undertakes not to disclose any information to any person, either now or in the future, regarding the nature, organization, assets, business or projects of the "**EMPLOYER**", throughout the effective term of the Contract and after it is terminated, as the "**EMPLOYEE**" shall be given said information CONFIDENTIALLY in order to the job for which he is being hired. The "**EMPLOYER**" may

ONIVA SILVER & GOLD MINES, S.A. DE C.V.
R.F.C.: OS&-060717-LE8
ALONSO DE PACHECO No. 300
COL. NUEVA VIZCAYA
DURANGO, DGO.

rescind the Contract, with no liability, under the terms of Article 47, Sub-section IX, of the Federal Labor Act, if the "**EMPLOYEE**" discloses any secrets of the company or makes known any matter considered as reserved, to the detriment of the company. The "**EMPLOYEE**" shall also be liable for any damage and losses that may be caused to the "**EMPLOYER**", irrespective of any criminal action that may be taken in accordance with Criminal Code (*Código Penal*) of the State of Durango.

The "**EMPLOYEE**" undertakes to perform his tasks throughout the effective term of the Contract honestly and objectively.

SIX. The "**EMPLOYEE**" agrees to receive the confidential information that he shall be provided by the "**EMPLOYER**" as part of his job, and undertakes to keep said information as confidential and not to disclose it, on the understanding that if he does he shall be liable for having committed the crime of disclosing secrets or reserved information, irrespective of being subject to civil liability for any damage and losses that may be caused to the company.

The "**EMPLOYEE**" undertakes not to disclose any information, data, details of his job or the business of the company to any person not authorized to receive the same.

SEVEN. If the "**EMPLOYEE**" is allocated a company vehicle or any other item that belongs to the company, he undertakes to return it in the same condition in which he receives it, except for normal wear and tear. If not, the "**EMPLOYEE**" shall pay for any damage caused, and undertakes to use any vehicle allocated solely for the business of the company. The "**EMPLOYEE**" shall be jointly liable for any damage caused by his staff to the vehicles or property of the company allocated to the "**EMPLOYEE**", if the "**EMPLOYEE**" fails to prove that any such damage could have been avoided if he had supervised his staff properly.

EIGHT. The "**EMPLOYEE**" agrees to take any medical examination that the "**EMPLOYER**" requires, under the terms of Article 134, Sub-section X, of the Federal Labor Act.

NINE. The "**EMPLOYEE**" agrees to be trained in accordance with the training programs and courses of the company and to take any examinations in relation to training given. If the "**EMPLOYEE**" refuses to take training courses, without justification, the company shall not be considered as having failed to meet its obligations.

TEN. The "**EMPLOYER**" undertakes to pay the "**EMPLOYEE**" for his services the sum of $4,348.61, MXN (FOUR THOUSAND THREE HUNDRED AND FORTY-EIGHT MEXICAN PESOS, SIXTY-ONE CENTS) a day to which the part that corresponds to the weekly day off shall be applied, in accordance with Article 72 of the Federal Labor Act. The "**EMPLOYEE**" shall also be entitled to the following benefits that shall be governed by the "Regulations":

a) **A Punctuality bonus** of 10% of his daily salary.
b) **An Attendance bonus** of 10% of his daily salary.
c) **Shopping vouchers** at $15.00, MXN (FIFTEEN MEXICAN PESOS) a day.

Additional benefits shall be governed under the "**REGULATIONS**".

The salary of the "**EMPLOYEE**" shall be paid on the fifteenth and final day of the month, in legal tender, at the premises or offices of the company at which the "**EMPLOYEE**" is working. The "**EMPLOYEE**" shall be required to sign his pay slips, in accordance with Articles 108 and 109 of the Federal Labor Act

In accordance with Article 101, paragraph two, of the Federal Labor Act, the "**EMPLOYEE**" shall authorize the "**EMPLOYER**" to pay his salary by deposit in a bank account, by debit card, by wire transfer or over any other electronic medium, the cost of which shall be covered by the "**EMPLOYER**". The "**EMPLOYEE**" shall give said authorization on the form attached hereto as Exhibit B.

ELEVEN. The working hours of the "**EMPLOYEE**" shall be governed by the provisions of Article 59 of the Federal Labor Act. The maximum number of working hours a week shall be 48 for the day shift, 45 hours for the combined shift and 42 hours for the night shift. Working hours shall be established clearly in the "Regulations".

The "**EMPLOYEE**" shall have his salary deducted proportionately if he is absent during the working week. The "**EMPLOYEE**" gives his consent for the "**EMPLOYER**" to change his working hours, according to its needs, and to change his shift, when notified accordingly.

The "**EMPLOYEE**" is expressly prohibited from working overtime, unless the "**EMPLOYER**" asks him to do so in writing, although without exceeding the limits established in the Federal Labor Act.

TWELVE. The "**EMPLOYEE**" shall be entitled to one day off for every six days worked, on full pay, and said day off shall be agreed mutually in accordance with Articles 69 and 70 of the Federal Labor Act. When the "**EMPLOYEE**" is required to work Sundays and his day off is another day of the week, he shall be entitled to a Sunday bonus of 25% of his daily salary, as established in Article 71 of the Federal Labor Act.

THIRTEEN. In addition to his weekly day off, the "**EMPLOYEE**" shall be entitled to the following obligatory holidays, on full pay:

a) January 1st.
b) The first Monday of February to celebrate February the 5th.
c) The third Monday of March to celebrate March the 21st.
d) May 1st.
e) September 16th.
f) The third Monday of November to celebrate November the 20th.
g) December 25th.
h) December 1st, every six years on the swearing in of the new president.

If the "**EMPLOYEE**" works on any of the above days, he shall be paid at the rate established in Article 75 of the Federal Labor Act.

FOURTEEN. The vacations entitlement of the "**EMPLOYEE**" shall be in proportion to the number of years worked, as shown below:

VACATIONS	
Years worked	Number of vacations days
One	Six
Two	Eight
Three	Ten
Four	Twelve
Five and more	Two additional days for each five years worked

ONIVA SILVER & GOLD MINES, S.A. DE C.V.
R.F.C.: OS&-060717-LE3
ALONSO DE PACHECO No. 300
COL. NUEVA VIZCAYA
DURANGO, DGO.

The "**EMPLOYEE**" shall also be entitled to a bonus of twenty-five percent of his salary, taking into account the date he commenced employment and when he completes a year's employment, in accordance with Articles 76, 79 and 80 of the Federal Labor Act. It is agreed that the "**EMPLOYER**" shall establish the start and end date of the vacations of the "**EMPLOYEE**", in accordance with the provisions of Article 81 of the act.

FIFTEEN. The "**EMPLOYEE**" shall also be entitled to an annual bonus of fifteen days' salary for each year worked from January the first to December the thirty-first, or proportionally if the "**EMPLOYEE**" works only part of the year, in accordance with paragraph two of Article 87 of the Federal Labor Act, which shall be paid by December the twentieth of the year worked.

SIXTEEN. The "**EMPLOYEE**" shall be insured by the Mexican Social Security Department, in accordance with the statutory act, so the "**EMPLOYER**" shall deduct the dues of the "**EMPLOYEE**" from his salary, deduct his contributions to the National Workers Housing Fund and register him with the National Workers Consumption Fund.

SEVENTEEN. The "**EMPLOYER**" is released from all professional risk liability established in the Federal Labor Act, in accordance with Article 53 of the Social Security Act (*Ley del Seguro Social*).

EIGHTEEN. The "**EMPLOYER**" reserves the right to terminate the employment association in accordance with Article 47 of the Federal Labor Act.

NINETEEN. The "**EMPLOYEE**" shall be given a copy of the Contract when he signs it, together with a copy of the "Regulations", part hereof, which the parties have reviewed. The "**EMPLOYEE**" represents that all details are correct and that if he changes his address he shall notify the "**EMPLOYER**" accordingly, on the understanding that if he fails to do so, all correspondence for the "**EMPLOYEE**" shall be sent to the latest known address, which shall be effective for all purposes.

TWENTY. For seniority purposes, the "**EMPLOYEE**" commenced employment on August 1st, 2006.

TWENTY-ONE. In order to comply with the Federal Protection of Personal Data in the Possession of Individuals Act (*Ley Federal de Protección de Datos Personales en Posesión de Particulares*), the respective privacy notice is attached hereto as Exhibit "A", in accordance with Article 8 of the aforementioned act.

TWENTY-TWO. The parties agree that any deficiency of the Contract shall be supplied by the Federal Labor Act and that for all matters concerning construal, execution and performance of the Contract they shall submit themselves expressly to the jurisdiction and competence of Special Conciliation and Arbitration Board No. 27 of the Federal Conciliation and Arbitration [sic].

Having read the Contract and being fully acquainted with its content and legal force, the parties signed it in Durango, Durango, on July 1st, 2013.

"THE" EMPLOYEE"
[SIGNATURE]
JOSÉ CARLOS RODRÍGUEZ MORENO

"THE" EMPLOYER"
[SIGNATURE]
DAVID WOLFIN
LEGAL REPRESENTATIVE
ONIVA SILVER & GOLD MINES, S.A. DE C.V.

ADDENDUM

Entered into by and between **ONIVA SILVER & GOLD MINES, S.A DE C.V.**, the "**EMPLOYER**", represented herein by David Wolfin, Legal Representative, on the one hand, and José Carlos Rodríguez Moreno, hereinafter the "**EMPLOYEE**", on the other, in relation to the individual employment contract they signed on July 1st, 2013, in accordance with the following:

CLAUSES

ONE. The parties signed an individual employment contract on July 1st, 2013, by which the "**EMPLOYEE**" was appointed as MINING OPERATIONS DIRECTOR.

TWO. The "**EMPLOYER**" and the "**EMPLOYEE**" agree that the "**EMPLOYEE**" shall be paid a vacations bonus of one hundred percent of salary and an annual seniority bonus of 30 days' salary, as from July 15th, 2013, as it suits the interests of the parties.

THREE. The "**EMPLOYER**" also undertakes that the above change shall be effective as from July 15th, 2013, when it shall be incorporated into the payroll of the company.

The parties sign the Addendum in agreement on July 15th, 2013, in Durango, Durango, as stipulated in Articles 24, 25, 31, 56 and 57 of the Federal Labor Act.

The "**EMPLOYEE**"

[Signature]

José Carlos Rodríguez Moreno

The "**EMPLOYER**"

[Signature]

David Wolfin

Legal Representative

Oniva Silver & Gold Mines, S.A. de C.V.

WITNESSES

[Signature]

Pamela González Macías

[Signature]

Efraín Cabral Rodríguez

ONIVA SILVER & GOLD MINES, S.A. DE C.V.
R.F.C.: OS&-060717-LE8
ALONSO DE PACHECO No. 300
COL. NUEVA VIZCAYA
DURANGO, DGO.

Amendment to Individual Employment Contract For an Indefinite Period
Oniva Silver & Gold Mines, S.A DE C. V.
and
Jose Carlos Rodriguez Moreno

This amendment ("Amendment") is entered into as of April 14, 2014, by and between Oniva Silver & Gold Mines, S.A DE C. V. and Jose Carlos Rodriguez Moreno and amends that certain individual employment contract for an indefinite period by and between Oniva Silver & Gold Mines, S.A DE C. V. ("Employer") and Carlos Rodriguez Moreno ("Employee") dated July 1, 2013, as amended pursuant to an Addendum dated July 31, 2013 (Individual employment contract and Addendum are collectively referred to as "Contract").

Whereas, Employer and Employee entered into the Contract which sets forth the terms and conditions in which Employer will employ Employee.

Whereas, pursuant to this Amendment, the Parties wish to amend the Contract to ensure the performance of Employee and to compensate Employee for his services in the event of a Change in Control, as defined below.

Therefore, the Parties hereto agree to add clause TWENTY-THREE as follows. Capitalized terms used herein shall have the same meaning ascribed to them in the Contract.

TWENTY-THREE. This Contract may be terminated at any time as follows:

(a) by the Employee electing to give the Employer not less than 3 months prior notice of such termination;

(b) by the Employer electing to give the Employee 3 months prior notice of such termination along with a termination payment equal to the sum of Employee's Fee earned pursuant to Section TEN during the preceding 12 months prior to the month notice of termination was given plus any unpaid vacation and other amounts due to him up to the termination; and

(c) (1) by the Employee electing to give the Employer notice, in the event that there occurs a Change of Control (as defined below) within 6 months of the effective date of such Change of Control, and if the Employee so elects to terminate this Agreement, or (2) by the Employer upon notice to the Employee within 3 months prior to or within 6 months after a Change of Control is announced by the Employer, or its parent, then the Employer will be entitled to a termination payment equal to 3 times the sum of Employee s Fee earned pursuant to Section TEN during the preceding 12 months prior to the month notice of termination was given, plus any accrued vacation and other amounts due to him up to the termination.

For the purpose of this clause, a Change of Control shall be deemed to have occurred when:

(i) any person, entity or group becomes the beneficial owner of 20% or more of the combined voting power of the Employer's parent's then outstanding voting securities entitled to vote generally in the election of directors, and such person, entity or group uses such effective voting control to change a majority of the

Board of Directors of the Employer's parent, either all at once or through any series of elections and appointments when considered together; or

(ii) completion of the sale or other disposition by the Employer's parent of all or substantially all of the Employer's parent's assets or a reorganization or merger or consolidation of the Employer's parent with any other entity or corporation, other than:

(A) a reorganization or merger or consolidation that would result in the voting securities of the Employer's parent outstanding immediately prior thereto continuing to represent, either by remaining outstanding or by being converted into voting securities of another entity, more than 50.1% of the combined voting power of the voting securities of the Employer's parent or such other entity outstanding immediately after such reorganization or merger or consolidation; or

(B) a reorganization or merger or consolidation effected to implement a recapitalization or reincorporation of the Employer's parent (or similar transaction) that does not result in a material change in beneficial ownership of the voting securities of the Employer's parent or its successor.

1.2 On any termination of this Agreement under Section 5.1(a), (b), or (c) all outstanding stock options granted to the Employee, if any, shall be exercisable in accordance with the terms of the option agreements covering such grants. If there is any inconsistency between the terms of this Contact and the terms of any stock option agreement governing the grant of any stock options to the Employee, then the terms of such stock option agreement shall prevail.

1.3 This Contract and the Term shall terminate automatically, without any prior notice or any payment to the Employee, in the event that:

(a) the Employee should no longer be able to provide the Services; or

(b) the Employee commits any material breach of this Contract which breach is not remedied within 30 days after notice to the Employee of such breach.

The remaining terms of the Contact remain in full force and effect, as amended, and the Parties reaffirm their obligations thereunder.

Employer	**Employee**
Ovina Silver & Gold Mines, S. A DE C. V.	Jose Carlos Rodriguez Moreno
By:	Jose Carlos Rodriguez Moreno